NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT
In consideration of the eligibility for and receipt of the 2012 incentive plan benefits, including the Short-term Incentive Plan and the Long-term Incentive Compensation, in whatever form granted, including Restricted Stock and Performance Shares, Employee knowingly and voluntarily agrees to these Non-Disclosure and Non-Solicitation obligations, as follows:

1.
Access to Confidential Information. Employee is employed in a position that, in the course and scope of Employee's employment, provides Employee access to various trade secrets and confidential information belonging to the Company, including information created by Employee alone or jointly with others. Such information enables Employee to perform services of a unique or special nature. Employee acknowledges Employee's employment places Employee in a position of trust and confidence with the Company, its shareholders, officers, directors, employees, customers and agents.

2.
Scope of Confidential Information. The Company is engaged in the diversified energy businesses, including regulated gas and electric utilities, oil and gas exploration, coal mining, and wholesale power generation. Employee acknowledges that the Company's business and services are highly specialized, and the identity and particular needs of the Company's customers, contract counter-parties, suppliers and contractors are not generally known. The term “Confidential Information”, for purposes of this Agreement, includes all information and material, whether in written, electronic, or oral form, or any other form whatsoever, that is proprietary and has not been publicly disclosed by the Company, including the Company's trade secrets. Specifically, Confidential Information also includes but is not limited to:

(a) Documents and personally private information regarding (i) the Company's employees (identifying information, protected health information, salary/incentive pay structure and information, performance evaluations); (ii) contract counterparties; and, (iii) transactions with counterparties, including information that is provided to Company that is subject to obligations of confidentiality;
(b) Business plans and strategies, records of financial performance, methods of operation, budgets, sales or forecasts;
(c) Competitive analyses, engineering plans or drawings, training materials;
(d) Pricing information and costs or projected costs;
(e) Bids or proposals, and contract arrangements with counterparties, including specific terms of such arrangements;
(f) Financial statements, analyses, reports and positions, that are not publicly disclosed;
(g) “Work product” that has been compiled by employees or agents of the Company or purchased by the Company (such as subscriptions), even if the information contained in the work product is or could be publicly available; and,
(h) Any other information that the Company would not divulge to any of its competitors.
Confidential information also includes all information that is derivative in nature, such as all documents or items that reflect what Employee does with, or how Employee evaluates or adapts the information to a particular use. Employee further acknowledges that trade secrets and other

Confidential Information of the Company are and will be developed through substantial expenditure of time, intellect, craft, skill, effort and money and are the Company's valuable and unique property, the loss of which cannot adequately be compensated by damages in an action at law.

3.
Disclosure and Use of Confidential Information. Employee will use the Confidential Information only for purposes of performing Employee's duties to the Company, within the course and scope of Employee's employment. Employee will not use or disclose any Confidential Information, in whole or in part, for any other purpose. Employee agrees to keep confidential all Confidential Information and to preserve the confidential and proprietary nature of the Confidential Information at all times, even following the termination of Employee's employment for any reason, whether voluntary or involuntary. Employee will not, directly or indirectly, copy, take or remove from the Company's premises or from secure electronic information systems and hardware any Confidential Information.

4.
Ownership and Return of Confidential Information. All right, title and interest in and to Confidential Information will remain the exclusive property of the Company even following termination of Employee's employment. Nothing in this Agreement will be construed to convey to Employee any right, title or interest or right to use any Confidential Information, except as permitted by this Agreement. Immediately upon the termination of Employee's employment with the Company, and at any time upon the request of the Company, Employee will return all Confidential Information and Company property in Employee's possession, including without limitation all originals, copies, notes or any other form of such material, without retaining any copy or duplicates thereof. Employee will return, or if so directed, will delete or destroy any and all written, printed, electronic or other material or information derived from Confidential Information. Employee will deliver to the Company all devices on which Confidential Information is stored, including all electronic or digital copies, without retaining any copy or duplicate thereof. If Employee fails to return the Company's property or Confidential Information, Employee agrees that Employee will reimburse the Company for its expenses, including attorney fees, incurred in seeking the return of these items.

5.
Obligations to Others. The Company also honors the confidentiality of other companies' confidential and proprietary information. Employee affirms that Employee has not and will not disclose to the Company or use in Employee's employment with the Company, in knowing violation of an obligation of confidentiality, any information belonging to a former employer, or that was received under any other obligation of confidentiality.

6.
Injunctive Relief. Employee acknowledges that the interests of the Company would be irreparably harmed, and the remedy at law available to Company for the breach of any obligation under this Agreement would be inadequate. Employee agrees that, in addition to any other remedy available at law or in equity, the Company may be granted temporary or permanent injunctive relief in any proceeding brought to enforce any provision of this Agreement or to prevent the actual or threatened disclosure of Confidential Information, without necessity of proof of actual damage, and without posting a bond.

7.	Non-Competition During Employment. Employee agrees that from the Effective Date until the termination of Employee's employment, for any reason, whether voluntary or involuntary, Employee will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of the Company. Employee will not assist any other person or entity in competing or preparing to compete with any business or demonstrably anticipated business of the Company. Employee activity that is prohibited by this Agreement includes, but is not limited to:
(a) Solicitation of customers, business, or selling products or services in competition with, or for any business that competes with the Company;
(b) Diverting, enticing, or taking away any employees, customers or business of the Company or attempting to do so; or
(c) Acting as a consultant or agent for, promoting, or assisting any individual or entity engaged in any business that competes with the Company.

8.
Non-Solicitation of Employees and Others. During Employee's employment and for a period of one (1) year after the termination of Employee's employment for any reason, whether voluntary or involuntary, Employee agrees that Employee will not directly or indirectly, on Employee's own behalf or on the behalf of any other individual or entity:

(a)
Solicit the employment of any employee of the Company or any of its subsidiaries or affiliates, on behalf of the Employee or any other individual or entity, or otherwise interfere with the employment relationship between any such employee and the Company, its subsidiaries or affiliates;

(b)
Solicit, induce, or entice any of the Company's agents, representatives, consultants, contractors or customers with whom Employee had access during Employee's employment with the Company, to terminate or alter their relationship with the Company.

Employee agrees that while employed by the Company and for one (1) year thereafter, Employee will communicate the contents of this Agreement to any individual, entity or association with which Employee intends to be employed, become associated or to represent. For purposes of this paragraph 8, the geographic scope will be limited to those locations where the employees, agents, representatives, consultants, contractors or customers of Company reside or do business.

9.
Reasonable Restrictions. Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth above, including the time periods of restriction set forth in paragraph 8, are reasonable and are reasonably required for the protection of the interests of the Company. Employee agrees that this Agreement is necessary and designed to protect the Company's trade secrets and other important business interests.

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Employee

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